                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Name                                                    Jurisdiction
----                                                    ------------
Apex Data, Inc.                                         Delaware
SMART Modular Technologies (Europe) Limited             United Kingdom
SMART Modular Technologies (UK) Ltd.                    United Kingdom
SMART Modular Technologies FSC, Inc.                    Barbados
SMART Modular Technologies (India) Pvt.  Ltd.           India
SMART Modular Technologies (PR), Inc.                   California
SMART Modular Technologies (Australia) Pty.  Ltd.       Australia
RISQ Modular Systems, Inc.                              California
SMART Modular Technologies (Deutschland) GmbH           Germany
SMART Modular Technologies (Puerto Rico), Inc.          Cayman Islands
SMART Modular Technologies (Intl.), Inc.                Cayman Islands
SMART Modular Technologies (Netherlands) B.V.           Netherlands
SMART Modular Technologies (Netherlands) C.V.           Netherlands
SMART Modular Technologies (CA), Inc.                   California
SMART Modular Technologies Sdn. Bhd.                    Malaysia